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                                                                    Exhibit 10.5


                      [LETTERHEAD OF MASTECH CORPORATION]
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May 20, 1996
Mr. Ajmal Noorani
8020 Wood Creek Drive
Bridgeville, Pennsylvania  15017


Dear Ajmal:


We are pleased to offer you employment with Mastech Systems Corporation (the "Company") on the following terms and conditions:

 1.  Duties. You shall be hired for the newly created position of Vice-President
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     of Corporate Development. You shall use your best energies and abilities on a full-time basis to perform the duties assigned to you from time to time. You shall comply with all rules, regulations and procedures of the Company and refrain from engaging in any conduct adverse to the best interests of the Company. Your performance will be reviewed at the end of your first twelve months of employment and annually thereafter. Also, you are instructed not to divulge any confidential information of, or violate any agreement with, your prior employers or their clients.

 2.  Compensation and Benefits. You shall receive a base salary of $10,000.00
     -------------------------
     per month and you will also be eligible for a performance-based bonus of up to $7,500.00 per quarter. Compensation, subject to all applicable taxes and withholdings, will be paid on the fifteenth of each month for your services during the prior month. You will be entitled to receive benefits as are generally available from time to time to employees of the Company.

 3.  Confidentiality and Corporate Opportunities. As part of your employment,
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     you may acquire or develop confidential and proprietary information
     (defined as information that is not generally available to the public and/or that is not legally acquired by you through sources unrelated to your employment) concerning the Company, its existing and prospective customers and employees, and its dealings and method of dealings with its existing and prospective customers and employees ("Confidential Matter"). You also will identify and agree to fully disclose to the Company potential business opportunities or ventures of which you become aware during the period of your employment that are or may be available to the Company in its current or other related areas of business (hereinafter, "Corporate Opportunities"). You agree that such Confidential Matter and Corporate Opportunities are for the Company's exclusive benefit and that, both during your employment and during a period until two (2) years following the termination of your employment, you will not directly or indirectly use, disclose to competitors or potential competitors, or pursue any Confidential Matter or Corporate Opportunities
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     except for the sole benefit of or with the written consent of the Company.
     Upon the conclusion of your employment, you will promptly return all documents and information (including computer-generated or stored matters) concerning Confidential Matter, Corporate Opportunities, or the Company or its existing or prospective customers and employees.

 4.  Non-Competition and Non-Solicitation. During the period until two (2) years
     ------------------------------------
     following the termination of your employment (which time period shall be extended by the length of time during which you are in violation of this paragraph), you shall not directly or indirectly solicit the business or services of, or deal in a manner adverse to the Company with, any existing or prospective customer, supplier, investor, co-venturer, or employee of the Company or pursue Corporate Opportunities of the Company. You further agree that: (i) the Company shall be entitled to injunctive relief as well as damages for any violation by you of paragraph 3 or 4 of this Agreement (which shall survive the termination of the Agreement and your employment);
     (ii) Pennsylvania substantive law shall govern this Agreement and its enforcement; (iii) jurisdiction and venue is proper in any proceeding to enforce rights hereunder filed in any court located in Allegheny County, Pennsylvania; and (iv) paragraphs 3 and 4 are intended to be enforced in accordance with their terms but that such terms shall be deemed modified as necessary so as to render them valid and enforceable to the fullest extent permissible by applicable law.

 5.  Termination.  This Agreement relates to your at-will employment and may be
     -----------
     terminated with or without cause by either party without any liability for such termination by giving the other party at least fifteen (15) days' prior written notice, except that paragraphs 3 and 4 hereto shall survive the termination of this Agreement. All payments due as of the date of termination shall be paid in full within thirty (30) days of that date.

 6.  Entire Agreement.  This Agreement represents the entire agreement of the
     ----------------
     parties, and it supersedes all prior statements, discussions and understandings and may be amended only by a writing signed by both parties.


                                        Sincerely,

                                        /s/ Sunil Wadhwani

                                        Sunil Wadhwani
                                        Chairman

Agreed to and accepted:



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[signature]